EXHIBIT C

      Each of the undersigned hereby agree to file this schedule jointly pursuant to Rule 13d-1(k)(l).

CIRCUIT HOLDINGS, L.L.C.,
a Delaware limited liability company

By:	Thayer Equity Partners III, L.P., a Delaware limited partnership, its managing member

/s/ Barry E. Johnson
Barry E. Johnson
Secretary, Treasurer and
Chief Financial Officer

THAYER EQUITY INVESTORS IV, L.P.,
a Delaware limited partnership

By:	TC Equity Partners IV, L.L.C., a Delaware limited liability company, its General Partner

/s/ Barry E. Johnson
Barry E. Johnson
Secretary, Treasurer and
Chief Financial Officer

FREDERIC V. MALEK

/s/ Barry E. Johnson
Barry E. Johnson, Attorney-in-Fact

PAUL G. STERN

/s/ Barry E. Johnson
Barry E. Johnson, Attorney-in-Fact

Dated: February 13, 2004

THAYER EQUITY INVESTORS III, L.P.,
a Delaware limited partnership

By:	TC Equity Partners, L.L.C., Delaware limited liability company, its General Partner

/s/ Barry E. Johnson
Barry E. Johnson
Secretary, Treasurer and
Chief Financial Officer

TC CIRCUITS, LLC,
a Delaware limited liability company

By:	TC Co-Investors, L.L.C. a Delaware limited liability company, its Managing Member

By:	TC Management Partners, L.L.C. a Delaware limited liability company, its Managing Member

/s/ Barry E. Johnson
Barry E. Johnson
Secretary, Treasurer and
Chief Financial Officer

CARL J. RICKERTSEN

/s/ Barry E. Johnson
Barry E. Johnson, Attorney-in-Fact

JEFFREY W. GOETTMAN

/s/ Barry E. Johnson
Barry E. Johnson, Attorney-in-Fact

DANIEL M. DICKINSON

/s/ Barry E. Johnson
Barry E. Johnson, Attorney-in-Fact